Free Writing Prospectus
                                                      Filed Pursuant to Rule 433
                                                           Dated August 12, 2014
                                           Registration Statement No. 333-183223


NEW ISSUE ABS: $1BN HAROT 2014-3 *PRICING DETAILS*

JOINT-LEAD MANAGERS : RBS (struc), BARC, WFS
CO-MANAGERS         : BNP, BONY, CS, SMBC

CLS SIZE($MM) WAL  S&P/F     P.WIN E.FIN  L.FIN  BNCH SPD   YLD%  CPN%  $PX
================================================================================
A1  256.400   0.32 A-1+/F-1+ 1-8   04/15  08/15  YLD        .19   .19   100-00
A2  299.300   1.02 AAA/AAA   8-18  02/16  12/16  EDSF + 16  .482  .48   99.99846
A3  334.300   2.08 AAA/AAA   18-35 07/17  06/18  IS   + 19  .891  .88   99.98071
A4  110.000   3.10 AAA/AAA   35-38 10/17  10/20  IS   + 18 1.321 1.31   99.97758
================================================================================
EXPECTED SETTLE   : 08/20/2014
FIRST PMT DATE    : 09/15/2014
PRICING SPEED     : 1.30% ABS
CLEAN-UP CALL     : 10%
REGISTRATION      : PUBLIC (SEC REGISTERED)
ERISA ELIGIBLE    : YES
MIN DENOMS        : $1k x $1k
BLOOMBERG TICKER  : HAROT 2014-3
BILL & DELIVER    : RBS

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THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A BASE PROSPECTUS) WITH
THE SEC FOR THE OFFERING TO WHICH THIS FREE WRITING PROSPECTUS RELATES. BEFORE YOU INVEST IN THIS OFFERING, YOU SHOULD READ THE BASE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, RBS SECURITIES INC. WILL ARRANGE TO SEND YOU THE BASE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING 1-866-884-2071.